Exhibit 99.1

FOR IMMEDIATE RELEASE
June 8, 2017

COLUMBIA BANKING SYSTEM AND PACIFIC CONTINENTAL CORPORATION ANNOUNCE SHAREHOLDER APPROVAL OF MERGER-RELATED PROPOSALS

Tacoma, Washington and Eugene, Oregon, June 8, 2017. Columbia Banking System, Inc. (NASDAQ: COLB, “Columbia”) and Pacific Continental Corporation (NASDAQ: PCBK, “Pacific Continental”) today jointly announced that Pacific Continental shareholders approved the completion of the previously announced merger with Columbia, under which Columbia will acquire Pacific Continental, and Columbia shareholders approved the issuance of Columbia common shares in the merger, at their respective special meetings of shareholders held earlier today. The proposals had been earlier approved by the respective companies’ boards of directors.

More than 99% of the Columbia common shares voting at Columbia’s special meeting voted in favor of the issuance of Columbia common shares in connection with the merger, representing more than 87% of all outstanding Columbia common shares. In addition, more than 98% of the Pacific Continental common shares voting at Pacific Continental’s special meeting voted in favor of the merger, representing more than 74% of all outstanding Pacific Continental common shares. “We are pleased to announce that the shareholders of both companies demonstrated enthusiasm in their support of the merger,” said Hadley Robbins, Interim Chief Executive Officer of Columbia. “We look forward to meeting the remaining closing conditions expeditiously and providing our clients and communities with access to the full strength of our combined resources.”

“We are very pleased with the overwhelming endorsement of shareholders approving the combination of these two top performing community banks into a Northwest powerhouse” added Roger Busse, President and Chief Executive Officer of Pacific Continental.

About Columbia

Headquartered in Tacoma, Washington, Columbia Banking System, Inc. is the holding company of Columbia Bank, a Washington state-chartered full-service commercial bank, with locations throughout Washington, Oregon and Idaho. For the tenth consecutive year, the bank was named in 2016 as one of Puget Sound Business Journal’s “Washington’s Best Workplaces.” Columbia ranked in the top 30 on the 2017 Forbes list of best banks in the country for the fifth year in a row. More information about Columbia can be found on its website at www.columbiabank.com.

About Pacific Continental

Pacific Continental Bank, the operating subsidiary of Pacific Continental Corporation, delivers highly personalized services through 15 banking offices in Oregon and Washington. The Bank also operates loan production offices in Tacoma, Washington and Denver, Colorado. Pacific Continental, with $2.5 billion in assets, has established one of the most unique and attractive metropolitan branch networks in the Pacific Northwest with offices in three of the region’s largest markets including Seattle, Portland and Eugene. Pacific Continental targets the banking needs of community-based businesses, health care professionals, professional service providers and nonprofit organizations.

Since its founding in 1972, Pacific Continental Bank has been honored with numerous awards and recognitions from highly regarded third-party organizations including the Seattle Times, the Portland Business Journal, Seattle Business magazine and Oregon Business magazine. A complete list of the company’s awards and recognitions – as well as supplementary information on Pacific Continental Bank – can be found online at www.therightbank.com. Pacific Continental Corporation’s shares are listed on the Nasdaq Global Select market under the symbol “PCBK” and are a component of the Russell 2000 Index.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Columbia’s or Pacific Continental’s performance or achievements to be materially different from any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made, and neither Columbia nor Pacific Continental assumes any duty to update forward-looking statements. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Columbia and Pacific Continental, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (i) the possibility that the merger does not close when expected or at all because required regulatory or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; (ii) changes in Columbia’s stock price before closing, including as a result of the financial performance of Pacific Continental prior to closing, or more generally due to broader stock market movements, and the performance of financial companies and peer group companies; (iii) the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Columbia and Pacific Continental operate; (iv) the ability to promptly and effectively integrate the businesses of Columbia and Pacific Continental or achieve expected beneficial synergies and/or operating efficiencies, in each case within expected time-frames or at all; (v) the reaction to the transaction of the companies’ customers, employees and counterparties; (vi) diversion of management time on merger-related issues; (vii) lower than expected revenues, credit quality deterioration or a reduction in real estate values or in net earnings; and (viii) other risks that are described in Columbia’s and Pacific Continental’s public filings with the Securities and Exchange Commission (the “SEC”). For more information, see the risk factors described in each of Columbia’s and Pacific Continental’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC.

Additional Information About The Merger And Where To Find It

Shareholders are urged to carefully review and consider each of Columbia’s and Pacific Continental’s public filings with the SEC, including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Current Reports on Form 8-K and their Quarterly Reports on Form 10-Q. In connection with the proposed transaction, on April 24, 2017 Columbia filed with the SEC a Registration Statement on Form S-4 that included a Joint Proxy Statement of Columbia and Pacific Continental and a Prospectus of Columbia, as well as other relevant documents concerning the proposed transaction. Shareholders of Columbia and Pacific

Continental are urged to carefully read the Registration Statement and the Joint Proxy Statement/Prospectus regarding the transaction in their entirety and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A definitive Joint Proxy Statement/Prospectus was sent to the shareholders of each institution seeking any required shareholder approvals on or about April 28, 2017. The Joint Proxy Statement/Prospectus and other relevant materials filed with the SEC may be obtained free of charge at the SEC’s Website at http://www.sec.gov. Columbia and Pacific Continental shareholders are urged to read the Joint Proxy Statement/Prospectus and the other relevant materials.

Investors will also be able to obtain these documents, free of charge, from Pacific Continental by accessing Pacific Continental’s website at www.therightbank.com under the link “Investor Relations” or from Columbia at www.columbiabank.com under the tab “About Us” and then under the heading “Investor Relations.” Copies can also be obtained, free of charge, by directing a written request to Columbia Banking System, Inc., Attention: Corporate Secretary, 1301 A Street, Suite 800, Tacoma, Washington 98401-2156 or to Pacific Continental Corporation, Attention: Corporate Secretary, 111 West Seventh Avenue, P.O. Box 10727, Eugene, Oregon 97440-2727.

Columbia Contacts:

Hadley S. Robbins, Interim Chief Executive Officer

(253) 305-1900

Clint E. Stein, Executive Vice President and Chief Financial Officer

(253) 593-8304

Pacific Continental Contact:

Roger Busse, President and Chief Executive Officer

(541) 686-8685

4